Exhibit 5.23

May 6, 2011

[Shook, Hardy & Bacon LLP Letterhead]

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, Texas  75234

Ladies and Gentlemen:

We have acted as special counsel in the State of Kansas (the “State”) to LionsGate Golf Club, Inc., a Kansas corporation (the “Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Issuer”), the Guarantor and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Guarantor and the other guarantors of guarantees with respect to the Exchange Notes.  The Exchange Notes will be issued under, and the guarantees are issued as provided in, an indenture dated as of November 30, 2010 (the “Indenture”), among the Issuer, the guarantors named therein (including the Guarantor) and Wilmington Trust FSB, as trustee (the “Trustee”).  The Issuer will offer the Exchange Notes and the guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and the related guarantees.  In connection therewith, the Guarantor has requested that we deliver to you our opinion regarding certain matters.  Capitalized terms used without definition herein have the meanings assigned to such terms in the Indenture described below.

In such capacity, we have examined and reviewed executed copies of the following documents dated November 30, 2010 (collectively, the “Transaction Documents”):

A.                                   Registration Rights Agreement, among the Issuer, the Guarantor, other Guarantors, and the Purchaser; and

B.                                     Indenture, among the Issuer, the Guarantor, and other Guarantors, which we understand has been filed with the Commission as an exhibit to the Registration Statement.

For purposes of this opinion letter, the term “Guarantee” shall mean that certain guarantee given by the Guarantor in relation to the Indenture.

In rendering our opinions herein, we have also examined such matters of law, and examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials, certificates of officers and other representatives of the Guarantor with respect to any factual matters involved which are relevant to this opinion, and other instruments and documents, as in our judgment are necessary or appropriate to enable us to render the opinions expressed in this opinion letter.  Except as indicated in the previous sentence with respect to certificates of public officials and the Guarantor, we have not undertaken any independent investigation to determine the existence or absence of facts, conditions, and circumstances which might bear on the transactions described in the Transaction Documents.  As to various questions of fact material to our opinion, we have relied upon that certain Officer’s Certificate, issued by the Guarantor and effective as of November 30, 2010 and that certain Officer’s Certificate, issued by the Guarantor and effective as of May 6, 2011 (a copy of which is attached hereto) (collectively, the “Officer’s Certificates”).

For purposes of rendering the opinions contained herein, we have made, with your permission and without independent investigation, the following assumptions:

a.                                       All signatures upon all documents submitted to us are genuine.

b.                                      Each individual executing and delivering the Transaction Documents and the Officer’s Certificates on behalf of the Guarantor is legally competent to do so.

c.                                       All factual matters, including without limitation, the statements, recitals, representations and warranties, set forth in the Transaction Documents and in any certificates given to us by the Guarantor, including the Officer’s Certificates, are accurate, true, correct, and complete as set forth therein.

d.                                      All certifications made to us by public officials concerning factual matters are accurate and complete as of the date hereof.

e.                                       (i) All documents submitted to us as certified, conformed, draft, photostatic, or telefacsimilied copies conform to the original documents; (ii) all such original documents and all documents submitted to us as originals are authentic; and (iii) all original executed documents conform to the unexecuted copies of the documents submitted to us, and none of the completions or attachments are or shall be inconsistent with the forms which we have reviewed.

f.                                         The transactions contemplated by the Transaction Documents that are to be consummated prior to or on the date hereof have been consummated prior to or simultaneously with the delivery of this opinion letter.

g.                                      The opinion recipients have acted in good faith and without notice of any defense (such as, but not limited to, fraud in the inducement, duress, waiver, or estoppel) against enforcement of any rights created by, or any adverse claim to, any property or security interest transferred or created as part of, or contemplated by, the Transaction Documents.

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Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.                                       Based upon the certificate dated March 21, 2011, issued by the Secretary of State of the State of Kansas, the Guarantor is a corporation in good standing under the laws of the State of Kansas.  The Guarantor is validly existing under the laws of the State of Kansas.

2.                                       The Guarantor has the corporate power and authority to execute, deliver, and perform the Guarantor’s obligations under the Transaction Documents and the Guarantee.

3.                                       The Transaction Documents have been duly and validly executed by the Guarantor.  Based upon the Officer’s Certificate dated May 6, 2011, the Transaction Documents have been delivered by the Guarantor.

4.                                       The execution and delivery of the Transaction Documents and the Guarantee by the Guarantor, and the performance of the Guarantor’s obligations under the Transaction Documents and the Guarantee, has been duly authorized by all requisite action of the Guarantor.

5.                                       The execution and delivery by the Guarantor of the Transaction Documents and the performance by the Guarantor of its obligations under the Transaction Documents does not (a) conflict with or violate any provision of the Articles of Incorporation or the Bylaws of the Guarantor, (b) conflict with or violate any State law, rule, regulation, or local ordinance applicable to the Guarantor, or (c) to our knowledge, conflict with or violate any judgment, writ, injunction, decree, order, or ruling of any State court or governmental authority binding on the Guarantor.

6.                                       When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon consummation of the exchange described in the Registration Statement, the Guarantee of the Guarantor will constitute the valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

Notwithstanding anything herein to the contrary, the foregoing opinions are further subject to the following qualifications, limitations, and comments:

(a)                                  The enforceability of the Guarantee may be (i) limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership,

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moratorium or similar laws affecting generally the enforcement of rights of creditors and contracting parties; (ii) subject to general principles of equity, including, without limitation, the doctrines of good faith, fair dealing, unconscionability, reasonableness and materiality, and the discretion of courts in invoking equitable remedies, including, without limitation, injunctive relief and specific performance (in each case whether such enforceability is considered in a proceeding in equity or at law); and (iii) subject to the qualification that certain provisions of the Transaction Documents may be unenforceable in whole or in part, but such unenforceability will not render the Transaction Documents invalid as a whole nor preclude judicial enforcement of repayment, acceleration of the obligations or foreclosure on the collateral in the event of a material breach of a payment obligation or other material provision of the Transaction Documents.

(b)                                 Notwithstanding any reference in the Transaction Documents or this letter to the laws of any other jurisdictions, the opinions expressed herein are limited solely to the laws of the State.

(c)                                  We have not reviewed and do not opine as to: (i) any zoning, health, safety, building, environmental, land use, subdivision, or similar local laws, ordinances, codes, rules, or regulations; (ii) ERISA laws, codes, rules, and regulations; (iii) Federal or state taxation, anti-trust, banking, securities or “blue sky” laws, codes, rules, or regulations; or (iv) the “USA PATRIOT” Act or so-called anti-terrorism laws, codes, rules, or regulations.

(d)                                 This opinion does not constitute a guaranty of the Transaction Documents or security therefor nor of any of the obligations or other matters referred to or opined upon herein.

(e)                                  In basing our opinions set forth in this opinion letter on “our knowledge,” the words “our knowledge” and other such similar language signify that, in the course of our representation of the Guarantor, no facts have come to the attention of the attorneys within our law firm who have been directly involved in representing the Guarantor in connection with the Note Offering or who we reasonably believe have knowledge of the affairs of the Guarantor that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that the Transaction Documents are not accurate and complete.  Except as otherwise stated in this opinion, we have undertaken no investigation or verification of such matters.

(f)                                    This opinion letter is limited to the matters expressly stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are based upon the applicable State laws and the facts in existence as of the date of this opinion letter.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective.

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This letter is rendered to the addressee hereof, and its successors and assigns, in connection with the debt offering described in the Transaction Documents and may be relied upon by the addressee’s counsel, Simpson Thacher & Bartlett LLP, in connection with the filing of the Registration Statement.  This letter may not be quoted in whole or in part nor may copies hereof be furnished or delivered to any other person or entity without obtaining in each instance our prior written consent thereto, except that the addressee hereof may furnish copies of this letter (i) to its respective independent auditors and attorneys; (ii) to any governmental or regulatory authority having jurisdiction over it; and (iii) pursuant to any order or legal process of any court of competent jurisdiction or any governmental agency.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Shook, Hardy & Bacon L.L.P.

SHOOK, HARDY & BACON L.L.P.

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OFFICER’S CERTIFICIATE

of the Guarantors Listed on Schedule I Hereto

This Officer’s Certificate dated as of May 6, 2011 (the “Certificate”) is furnished in connection with that certain Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), and the guarantors named therein and listed on Schedule I hereto (collectively, the “Guarantors”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes.  The Exchange Notes will be issued under, and the Guarantees are issued as provided in, an indenture dated as of November 30, 2010 (the “Indenture”) among the Company, the Guarantors, and Wilmington Trust FSB, as trustee.  The Company and the Guarantors will offer the Exchange Notes and Guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and related guarantees (the “Transactions”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Officer’s Certificate of each Guarantor, dated November 30, 2010 (the “November Certificate”), signed by Ingrid Keiser, as Secretary of each of the Guarantors.

The undersigned, Ingrid J. Keiser, hereby certifies that she is the duly elected and acting Secretary of each of the Guarantors, and as such is authorized to execute and deliver this Certificate.  The undersigned hereby certifies in her capacity as Secretary of each of the Guarantors (and not in the undersigned’s individual capacity) that:

1.               There is no oral or written agreement or instruments or understanding that affects the rights and obligations of the parties set forth in the Indenture and Guarantees, or that would have a material effect on the opinions (the “Opinions”) expressed in the opinions of counsel delivered in connection with the filing of the Registration Statement.  The Indenture and Guarantees accurately describe and contain the complete and mutual understanding of the parties thereto, and all material terms and conditions of the Transactions are correctly and completely reflected in the Indenture and Guarantees; and there has been no amendment or waiver of any of the provisions of the Indenture or Guarantees by conduct of the parties or otherwise.

2.               There are no judgments, orders, writs, injunctions or decrees binding on any Guarantor relating to the Indenture or performance of any Guarantor of its obligations under the Indenture.

3.               Each Guarantor’s respective Organizational Document, Bylaws, Limited Liability Company Agreement, Limited Partnership Agreement, Joint Venture Agreement and Resolutions (as applicable, and each as attached to the November Certificate of each Guarantor) remain authentic, complete, accurate and in full force and effect and have not been amended, annulled, modified, rescinded, revoked or supplemented; and each

Guarantor’s respective Resolutions constitute the only resolutions adopted by each such Guarantor.

4.               The Indenture and Registration Rights Agreement have been delivered by each Guarantor.

5.               There are no facts or events in connection with the execution and delivery of either the Indenture or Exchange Notes that would materially impair its validity or enforceability.

6.               Except to the extent that the Company may from time to time notify the counsel delivering the Opinions, no Guarantor will take any action or make any omission subsequent to the date of this Certificate and prior to, and including, the date of effectiveness of the Registration Statement that will have a material effect on the Opinions, including enforceability of the Guarantees and the good standing or existence, as applicable, of each Guarantor in its respective jurisdiction of organization.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate and caused this Certificate to be delivered as of the first date written above.

/s/ Ingrid J. Keiser
Ingrid J. Keiser
Secretary of each of the Guarantors
listed on Schedule I hereto

The undersigned hereby certifies that he is the duly elected, qualified and acting Treasurer of each of the Guarantors, and hereby further certifies that Ingrid J. Keiser is the duly elected, qualified and acting Secretary of each of the Guarantors, that the above signature is her genuine signature, and that she is authorized to deliver this Certificate.

/s/ Curt D. McClellan
Curt D. McClellan
Treasurer of each of the Guarantors
listed on Schedule I hereto

[Signature Page to Officer’s Certificate of the Guarantors]

Schedule I

List of Guarantors

Name of Guarantor	Form of Entity and Jurisdiction of Organization
Capital City Club of Montgomery, Inc.	Alabama corporation
The Summit Club, Inc.	Alabama corporation
GRanch Golf Club, Inc.	Arizona corporation
Anthem Golf, LLC	Arizona limited liability company
Diamante’ Golf Club Management, Inc.	Arkansas corporation
Diamante’ Golf Club Partners, Inc.	Arkansas corporation
MH Villas, Inc.	California corporation
Aliso Viejo Golf Club Joint Venture	California limited partnership
Aspen Glen Golf Club Management Company	Colorado corporation
ClubCorp Airways Golf, Inc.	Delaware corporation
ClubCorp Aliso Viejo Holding Corp.	Delaware corporation
ClubCorp Aven Holdings, Inc.	Delaware corporation
ClubCorp Braemar Country Club, Inc.	Delaware corporation
ClubCorp Bunker Hill Club, Inc.	Delaware corporation
ClubCorp Buying Services, Inc.	Delaware corporation
ClubCorp Canyon Crest Country Club, Inc.	Delaware corporation
ClubCorp Center Club, Inc.	Delaware corporation
ClubCorp Coto Property Holdings, Inc.	Delaware corporation
ClubCorp Crow Canyon Management Corp.	Delaware corporation
ClubCorp Desert Falls Country Club, Inc.	Delaware corporation
ClubCorp GCL Corporation	Delaware corporation
ClubCorp Granite Bay Management, Inc.	Delaware corporation
ClubCorp IW Golf Club, Inc.	Delaware corporation
ClubCorp Mission Hills Country Club, Inc.	Delaware corporation
ClubCorp Porter Valley Country Club, Inc.	Delaware corporation
ClubCorp San Jose Club, Inc.	Delaware corporation
ClubCorp Shadow Ridge Golf Club, Inc.	Delaware corporation
ClubCorp Spring Valley Lake Country Club, Inc.	Delaware corporation
ClubCorp Symphony Towers Club, Inc.	Delaware corporation
ClubCorp Teal Bend Golf Club, Inc.	Delaware corporation
ClubCorp Turkey Creek Golf Club, Inc.	Delaware corporation
ClubCorp USA, Inc.	Delaware corporation
Owners Club Asset Company	Delaware corporation
The Owner’s Club, Inc.	Delaware corporation
191 Athletic Club Management Company, LLC	Delaware limited liability company
191 CC Operating Co., LLC	Delaware limited liability company
AZ Club, LLC	Delaware limited liability company
CCA Golf Course Holdco, LLC	Delaware limited liability company
CCA Mezzanine Holdco, LLC	Delaware limited liability company
ClubCorp Gen Par of Texas, L.L.C.	Delaware limited liability company
ClubCorp Golf of California, L.L.C.	Delaware limited liability company

ClubCorp Golf of Florida, L.L.C.	Delaware limited liability company
ClubCorp Golf of North Carolina, L.L.C.	Delaware limited liability company
ClubCorp Hamlet, LLC	Delaware limited liability company
ClubCorp Management Company for Stone Creek, LLC	Delaware limited liability company
ClubCorp Mezzanine Borrower, LLC	Delaware limited liability company
ClubCorp Mortgage Borrower, LLC	Delaware limited liability company
ClubCorp TTC, LLC	Delaware limited liability company
ClubCorp Willow Creek, LLC	Delaware limited liability company
ClubCorp Wind Watch, LLC	Delaware limited liability company
Currituck Golf, LLC	Delaware limited liability company
Empire Ranch, LLC	Delaware limited liability company
Farms of New Kent Management, LLC	Delaware limited liability company
FFFC Golf Acquisitions, L.L.C.	Delaware limited liability company
Laurel Springs Holdco, LLC	Delaware limited liability company
MAC Club, LLC	Delaware limited liability company
The Owner’s Club of South Carolina, L.L.C.	Delaware limited liability company
UMass Club Management, LLC	Delaware limited liability company
Centre Club, Inc.	Florida corporation
Citrus Club, Inc.	Florida corporation
ClubCorp Graphics, Inc.	Florida corporation
Countryside Country Club, Inc.	Florida corporation
DeBary Management Corp.	Florida corporation
Haile Plantation Management Corp.	Florida corporation
Hunter’s Green Acquisition Corp.	Florida corporation
Management Company for Eagle Ridge and The Preserve	Florida corporation
Monarch EP Management Corp.	Florida corporation
Queens Harbour Corporation	Florida corporation
Tampa Palms Club, Inc.	Florida corporation
Tower Club, Inc.	Florida corporation
University Club Management Co., Inc.	Florida corporation
University Club, Inc.	Florida corporation
HPG, L.C.	Florida limited liability company
First City Club Management, Inc.	Georgia corporation
GP Bear’s Best Atlanta, Inc.	Georgia corporation
Northwood Management Corp.	Georgia corporation
The 191 Club, Inc.	Georgia corporation
The Buckhead Club, Inc.	Georgia corporation
ClubCorp Golf of Georgia, L.P.	Georgia limited partnership
The Metropolitan Club of Chicago, Inc.	Illinois corporation
Knollwood Country Club, Inc.	Indiana corporation
Skyline Club, Inc.	Indiana corporation
LionsGate Golf Club, Inc.	Kansas corporation
Southern Trace Country Club of Shreveport, Inc.	Louisiana corporation
Club at Boston College, Inc.	Massachusetts corporation
New England Country Club Management, Inc.	Massachusetts corporation
Oak Pointe Country Club, Inc.	Michigan corporation
Renaissance Club, Inc.	Michigan corporation

The University Club, Inc.	Mississippi corporation
Canyon Gate at Las Vegas, Inc.	Nevada corporation
ClubCorp — Asia	Nevada corporation
ClubCorp Asia Investments Inc.	Nevada corporation
ClubCorp Financial Management Company	Nevada corporation
ClubCorp International, Inc.	Nevada corporation
ClubCorp Mexico, Inc.	Nevada corporation
ClubCorp Publications, Inc.	Nevada corporation
GP Bear’s Best Las Vegas, Inc.	Nevada corporation
Master Club, Inc.	Nevada corporation
Society Management, Inc.	Nevada corporation
Athletic Club at the Equitable Center, Inc.	New York corporation
Capital City Club of Raleigh, Inc.	North Carolina corporation
Piedmont Club, Inc.	North Carolina corporation
UNC Alumni Club Management, Inc.	North Carolina corporation
Akron Management Corp.	Ohio corporation
Dayton Racquet Club, Inc.	Ohio corporation
Quail Hollow Management, Inc.	Ohio corporation
Shoreby Club Management, Inc.	Ohio corporation
Silver Lake Management Corp.	Ohio corporation
The Club at Society Center, Inc.	Ohio corporation
Diamond Run Club, Inc.	Pennsylvania corporation
Pyramid Club Management, Inc.	Pennsylvania corporation
Rivers Club, Inc.	Pennsylvania corporation
Treesdale Country Club, Inc.	Pennsylvania corporation
Columbia Capital City Club Corp.	South Carolina corporation
Harbour Club of Charleston, Inc.	South Carolina corporation
Indigo Run Asset Corp.	South Carolina corporation
Manager for CCHH, Inc.	South Carolina corporation
The Commerce Club, Inc.	South Carolina corporation
The Manager of the Owner’s Club, Inc.	South Carolina corporation
Woodside Plantation Country Club, Inc.	South Carolina corporation
Piedmont Golfers’ Club LLC	South Carolina limited liability company
The Owners Club at Hilton Head, L.P.	South Carolina limited partnership
Club Le Conte, Inc.	Tennessee corporation
Memphis City Club, Inc.	Tennessee corporation
Nashville Club Management, Inc.	Tennessee corporation
Bluegrass Club, LLC	Tennessee limited liability company
April Sound Management Corp.	Texas corporation
Barton Creek Resort & Clubs, Inc.	Texas corporation
Bay Oaks Country Club, Inc.	Texas corporation
Brookhaven Country Club, Inc.	Texas corporation
Dallas Tower Club, Inc.	Texas corporation
Fair Oaks Club Corp.	Texas corporation
Fort Bend Acquisition Corp.	Texas corporation

GCC Asset Management, Inc.	Texas corporation
Greenspoint Club, Inc.	Texas corporation
Hackberry Creek Country Club, Inc.	Texas corporation
Hearthstone Country Club, Inc.	Texas corporation
Hill Country Golf, Inc.	Texas corporation
Hills II of Lakeway, Inc.	Texas corporation
Houston City Club, Inc.	Texas corporation
Irving Club Acquisition Corp.	Texas corporation
Kingwood Country Club, Inc.	Texas corporation
La Cima Club, Inc.	Texas corporation
Lakeway Clubs, Inc.	Texas corporation
Memorial Stadium Club Management Corp.	Texas corporation
Oakmont Management Corp.	Texas corporation
Richardson Country Club Corp.	Texas corporation
Shady Valley Management Corp.	Texas corporation
Stonebriar Management Corp.	Texas corporation
The Club at Cimarron, Inc.	Texas corporation
The Downtown Club, Inc.	Texas corporation
The Plaza Club of San Antonio, Inc.	Texas corporation
Timarron Golf Club, Inc.	Texas corporation
Tower Club of Dallas, Inc.	Texas corporation
Walnut Creek Management Corporation	Texas corporation
West Park Club, Inc.	Texas corporation
Westlake City Club, Inc.	Texas corporation
Wildflower Country Club, Inc.	Texas corporation
Willow Creek Management, Inc.	Texas corporation
ClubCorp Golf of Texas, L.P.	Texas limited partnership
Greenbrier Country Club, Inc.	Virginia corporation
Operations Company for Homestead, Inc.	Virginia corporation
River Creek Country Club, Inc.	Virginia corporation
Stonehenge Club, Inc.	Virginia corporation
Tower City Club of Virginia, Inc.	Virginia corporation
Town Point Club, Inc.	Virginia corporation
Columbia Tower Club, Inc.	Washington corporation
City Club of Washington, Inc.	Washington, D.C. corporation
Glendale Management Corp.	Wisconsin corporation
Glendale Racquet Club, Inc.	Wisconsin corporation